UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2015

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2015, Bay Bancorp, Inc. (the “Company”), the parent company of Bay Bank, FSB (“Bay Bank”), and Hopkins Bancorp, Inc. (“Hopkins”), the parent company of Hopkins Federal Savings Bank (“Hopkins Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire Hopkins for cash in a deal valued at approximately $23.8 million, subject to adjustment, after giving effect to a $16 million cash dividend that Hopkins proposes to pay to its stockholders immediately prior to the closing (the “Cash Dividend”). The Merger Agreement, which has been approved by the boards of directors of both companies, provides that Hopkins will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Hopkins Bank will be merged with and into Bay Bank immediately following consummation of the Merger, with Bay Bank as the surviving federal savings bank (the “Bank Merger”).

Under the terms of the Merger Agreement, the Company will acquire the outstanding shares of Hopkins common stock for an amount of cash equal to 105% of Hopkins’ tangible book value as of the closing of the Merger, after giving effect to Hopkins’ payment of all of its transaction-related expenses, up to $400,000 in cash bonuses that Hopkins may choose to pay to certain directors and employees at the closing (the “Bonuses”), and the Cash Dividend (the “Merger Consideration”). In exchange for each share of Hopkins common stock outstanding as of the effective time of the Merger, stockholders of Hopkins who have not perfected their dissenter’s appraisal rights will receive cash in an amount equal to the Merger Consideration divided by the total number of shares of Hopkins common stock issued and outstanding as of the effective time. As of September 30, 2015, there were 241,552 shares of Hopkins common stock issued and outstanding. Based on Hopkins’ tangible book value at September 30, 2015, and after giving effect to the payment of the Cash Dividend, the Bonuses, and Hopkins’ anticipated transaction-related expenses, the Merger Consideration would be approximately $23.8 million and each outstanding share of Hopkins common stock would be exchanged for approximately $98.44 in cash. It should be noted that the foregoing amounts are estimates only and will likely change, as they will be dictated by Hopkins’ financial condition as of the closing, its actual transaction-related expenses and whether and the extent to which it pays the Bonuses, all of which are subject to uncertainty and cannot be estimated with any certainty as of the date of this report. The Company will have the right to terminate the Merger Agreement if the Merger Consideration would exceed $25.7 million, and Hopkins will have the right to terminate the Merger Agreement if the Merger Consideration would be less than $21.4 million.

The boards of directors of the Company and Bay Bank have agreed to appoint Alvin M. Lapidus, who is the Chairman of the Board of Hopkins and Hopkins Bank, to serve as an advisor to those boards, with the title of Chairman Emeritus, after the Merger. At the closing, the Company and Mr. Lapidus will enter into a Business Protection Agreement that will prohibit Mr. Lapidus from competing with the Company or soliciting its employees, customers or prospects while serving as Chairman Emeritus and for three years after the later of the termination of such service and the effective date of the Merger.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by the Hopkins’ stockholders and the receipt of required regulatory approvals relating to the Merger, the Cash Dividend and the Bank Merger. The Merger Agreement contains customary representations, warranties and covenants of the Company and Hopkins, and Hopkins has agreed that its board of directors will recommend approval of the Merger to Hopkins’ stockholders, subject to certain exceptions to permit the Hopkins’ directors to comply with their fiduciary duties. The Merger Agreement contains certain termination rights for both the Company and Hopkins and further provides that, upon termination of the Merger Agreement under specified circumstances, Hopkins or the Company might be required to pay a $1.0 million termination fee to the other party.

Hopkins has generally agreed not to solicit proposals relating to, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative mergers, consolidations, acquisitions or other business combination transactions or agree to or approve such an alternative transaction. However, the Merger Agreement permits Hopkins to take one or more of such prohibited actions, subject to the provisions of the Merger Agreement, in response to certain superior acquisition proposals.

In connection with the execution of the Merger Agreement, Mr. Lapidus and certain entities that he controls have, in their individual capacities as stockholders, entered into a Support Agreement with Hopkins (the “Support Agreements”), pursuant to which they agreed, among other things, to vote their shares of Hopkins common stock in favor of the Merger, to take certain other actions in support of the Merger, and to forbear from taking certain actions detrimental to the Merger. In addition, Mr. Lapidus has agreed, at the closing, to invest in a certificate of deposit at Bay Bank in an amount equal to the Company’s aggregate potential liability under certain unsecured letters of credit that the Company will assume from Hopkins in the Merger, and the Company will have the right to be reimbursed out of the funds in the certificate of deposit for any amounts that the Company is required to pay under such letters of credit. Hopkins’ aggregate potential liability under these letters of credit is currently $527,075.

The foregoing information relating to the Merger and the related transactions is intended only as a summary and is qualified in its entirety by reference to the terms of the Merger Agreement and the Support Agreements, and the Business Protection Agreement (the “Merger Documents”). A copy of the Merger Agreement is filed herewith as Exhibit 2.1, which includes the form of Support Agreement and form of Business Protection Agreement as Exhibits B and D, respectively. The Company has included copies of the Merger Documents with this report pursuant to Item 601 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) and to provide investors and security holders with information regarding their terms. This report is not intended to provide any other factual or financial information about the Company, Hopkins or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Documents were made only for purposes of those documents and as of specific dates; were solely for the benefit of the parties to the Merger Documents, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Hopkins or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company and/or Hopkins.

The parties’ joint press release, dated December 18, 2015, announcing execution of the Merger Agreement is filed herewith as Exhibit 99.1.

Additional Information

This communication is being made in respect of the proposed merger involving the Company and Hopkins.

In connection with the Merger, Hopkins will mail or otherwise provide to its stockholders a proxy statement regarding the proposed Merger. Hopkins stockholders are urged to read the proxy statement regarding the Merger in its entirety when it becomes available and any information or documents that the Company may file with the SEC, including any information and documents incorporated therein by reference, because they will contain important information about the Merger, Hopkins and the Company.

This report does not constitute an offer of any securities for sale.

Caution Regarding Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, including risks related to the failure to obtain necessary regulatory and Hopkins stockholder approvals and the possibility that the Merger does not close, including in circumstances in which Hopkins would be obligated to pay the Company a termination fee or other expenses and vice versa; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected synergies from the proposed Merger will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of the Company’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future interest rates; changes in tax laws, regulations, rates and policies; competitive developments; and other risk factors detailed from time to time in the Company’s filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company and Hopkins expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: December 21, 2015	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 18, 2015, by and among Bay Bancorp, Inc., Hopkins Bancorp, Inc. and Alvin M. Lapidus (filed herewith).

99.1	Press release dated December 18, 2015 (filed herewith).